EXHIBIT 4.1

FIRST SUPPLEMENTAL INDENTURE, dated as of April 24, 2009 (this “Supplemental Indenture”), between The Toledo Edison Company, a corporation organized and existing under the laws of the State of Ohio (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 1, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Indenture”; capitalized terms used herein but not defined herein have the meanings set forth in the Indenture), pursuant to which the Company issued $300,000,000 aggregate principal amount of 6.15% Senior Notes due 2037 (the “6.15% Notes”);

WHEREAS, the Company intends to issue an additional $300,000,000 aggregate principal amount of 7.25% Senior Secured Notes due 2020 (the “7.25% Notes,” together with the 6.15% Notes, the “Notes”) pursuant to this Supplemental Indenture under the Indenture;

WHEREAS, pursuant to Section 608 of the Indenture, the Company may not incur liens securing debt unless it has made or will make effective provision whereby each series of notes issued under the Indenture are equally and ratably secured with such debt for so long as such debt is secured, subject to the terms of the Indenture;

WHEREAS, concurrently herewith, the Company is entering into the fifty-seventh supplemental indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, in the form attached hereto as Exhibit A (the “Supplemental Mortgage”) supplementing an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947, between the Company and The Chase National Bank of the City of New York, as predecessor trustee (as amended and supplemented from time to time, the “Mortgage”);

WHEREAS, the Supplemental Mortgage provides for the issuances of two new series of first mortgage bonds to be designated as (i) First Mortgage Bonds, 7.25% Series of 2009 Due 2020 (the “Bonds of 7.25% Series”) and (ii) First Mortgage Bonds, 6.15% Series of 2009 Due 2037 (the “Bonds of 6.15% Series”), with the respective denominations, rates of interest, dates of maturity, redemption provisions and other provisions and agreements in respect thereof as set forth in the Supplemental Mortgage;

WHEREAS, the Bonds of 7.25% Series are to be issued by the Company and delivered to the Trustee pursuant to this Supplemental Indenture to evidence and secure the Company’s obligation to pay the principal of and premium, if any, and interest on the $300,000,000 aggregate principal amount of 7.25% Notes under this Supplemental Indenture;

WHEREAS, the Bonds of 6.15% Series are to be issued by the Company and delivered to the Trustee pursuant to this Supplemental Indenture under which the Trustee will hold, for so long as the Bonds of the 7.25% Series or any other Bonds of Specified Series referred to herein shall be outstanding, the Bonds of 6.15% Series as security for the payment of principal of and premium, if any, and interest on the outstanding 6.15% Notes under the Indenture;

WHEREAS, Section 1201(e) of the Indenture authorizes the Company and the Trustee, without the consent of any Holder, to amend the Indenture for the purpose of securing all but not part of the

Securities (including the Notes) issued under the Indenture;

WHEREAS, the Company, by appropriate corporate action, has determined to supplement the Indenture in the manner described below, and all acts or proceedings necessary to authorize and constitute this Supplemental Indenture a valid and binding agreement in accordance with the terms hereof, have been done and taken; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture for the purpose of issuing the 7.25% Notes and securing the Notes.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

1.	Article Fifteen (First Mortgage Bonds) of the Indenture is hereby created, and Section 1501 to Section 1508 shall read as follows:

“Section 1501. Certain Definitions.  For all purposes under this Indenture and any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Bonds of 6.15% Series” has the meaning set forth in the Supplemental Mortgage.

“Bonds of 7.25% Series” has the meaning set forth in the Supplemental Mortgage.

“Bonds of Specified Series” means (i) the Bonds of 7.25% Series and (ii) Bonds of any other series of Bonds designated as a “Specified Series” in connection with the initial authentication and issuance of the Related Series of Securities pursuant to Section 303 hereof.

“Bonds” means the Bonds of 6.15% Series and the Bonds of 7.25% Series and any additional series of first mortgage bonds issued under the Mortgage to evidence and secure the Company’s obligation to pay the principal of and premium, if any, and interest on any future issuances of Securities under the Indenture.

“Discharge Date” means the date that all the Bonds of 7.25% Series and all of the other Bonds of Specified Series have been retired (whether at, before or after the maturity thereof) through payment, redemption, purchase, defeasance or otherwise.

“Expert” means any officer of the Company familiar with the terms of the Mortgage and this Indenture, any law firm, any investment banking firm, or any other Person, satisfactory in the reasonable judgment of the Trustee.

“Mortgage Trustee” means the Person serving as trustee at any time under the Mortgage.

“Related Series of Bonds” means, when used in reference to the Company’s 7.25% Senior Secured Notes due 2020 (the “7.25% Notes”), the Bonds of 7.25% Series, and when used in reference to the Company’s 6.15% Senior Notes due 2037 (the “6.15% Notes,” together with the 7.25% Notes, the “Notes”), the Bonds of 6.15% Series and, when used in reference to any other series of Securities, means the series of Bonds delivered to the Trustee in connection with the initial authentication and issuance of such series of Securities pursuant to Section 303 hereof.

“Related Series of Securities” means, when used in reference to Bonds of 7.25% Series, the 7.25% Notes and, when used in reference to Bonds of 6.15% Series, the 6.15% Notes and, when used in reference to any other series of Bonds, means the series of Securities in respect of which such series of Bonds were delivered to the Trustee pursuant to Section 303 hereof.

“Supplemental Mortgage” means the Fifty-Seventh Supplemental Indenture, dated as of April 24, 2009, among the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee, supplementing an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947, between the Company and The Chase National Bank of the City of New York, as predecessor trustee (as amended and supplemented from time to time, the “Mortgage”).

           Section 1502.  Acceptance of the Bonds; Security. The Company hereby delivers to the Trustee in trust for the benefit of the Holders of the Related Series of Securities, and the Trustee shall accept therefor, and acknowledge receipt of, Bonds of 6.15% Series and Bonds of 7.25% Series registered in the name of the Trustee. Subject to Article Seven hereof, Bonds of the applicable series delivered pursuant to this Section 1502 or pursuant to Section 1507 to the Trustee, for the benefit of Holders of the Related Series of Securities, shall constitute part of the trust estate and the Company hereby grants a security interest in such Bonds to the Trustee, for the benefit of such Holders of the Related Series of Securities to secure the payment and performance of any and all obligations of the Company under such Securities, including, but not limited to (1) the full and prompt payment of the principal of and premium, if any, on such Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or such Securities, either at the Stated Maturity thereof, upon acceleration of the Maturity thereof or upon redemption, and (2) the full and prompt payment of any interest on such Securities when and as the same shall become due and payable in accordance with the terms and provisions of this Indenture or such Securities.

Section 1503. The Bonds Held by the Trustee.  The Trustee shall, as the holder of the Bonds, attend such meeting or meetings of bondholders under the Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent.  Notwithstanding the foregoing, the Trustee, as holder of the Bonds of any series, shall not be required to vote or give any consent with respect to such Bonds unless directed to do so by the holders of a majority in principal amount of the Related Series of Securities, unless the vote or consent is with respect to matters which under the Mortgage require the vote or consent of the holders of a greater percentage in principal amount of the Bonds of any series, in which case such direction must be from holders of such greater percentage in principal amount of the Related Series of Securities.

Section 1504.  No Transfer of Bonds; Exceptions.  Except (i) as required to effect an assignment to a successor trustee under this Indenture, (ii) pursuant to Section 1505 hereof, or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Trustee shall not sell, assign or transfer the Bonds and the Company shall issue stop transfer instructions to the Mortgage Trustee to effect compliance with this Section 1504.

Section 1505. Surrender to the Company of the Bonds.  When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on all Bonds shall be deemed satisfied and discharged pursuant to the second paragraph of Section 1508 hereof or when all of the Outstanding Securities shall be deemed to have been paid under Section 701 hereof, the Trustee shall, upon written request of the Company, surrender to the

Company all of the Bonds, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. At any time that a portion of a Security shall be deemed to have been paid pursuant to Section 701 hereof and the Company shall have provided the Trustee with notice thereof, the Trustee shall surrender an equal principal amount of the Related Series of Bonds to the Company for cancellation, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company; provided, however, that the principal amount of such Bonds surrendered shall be reduced as may be necessary to ensure that the aggregate principal amount of such series of Bonds held by the Trustee shall in no event be less than the aggregate amount of the Related Series of Securities Outstanding.  The Trustee shall, together with such Bonds, deliver to the Company such appropriate instruments of transfer or release as the Company may reasonably request. All Bonds delivered in accordance with this Section 1505 shall be delivered by the Company to the Mortgage Trustee for cancellation.

Section 1506. Fair Value Certificate.  (a) If required by applicable law, upon the delivery  by the Company to the Trustee of the Bonds pursuant to Section 1502 or Section 1507 hereof,  the Company shall simultaneously therewith deliver to the Trustee a certificate of an Expert (1) stating that he, she or it is familiar with the  provisions of such series of Bonds and of this Indenture; (2) stating the  principal amount of such series of Bonds so delivered,  the stated interest rate (or method of calculation of interest) of such series of Bonds (if any) and the Stated  Maturity of such series of Bonds; (3) identifying the series of Securities being issued contemporaneously therewith, and (4) stating the fair value to the Company of such series of Bonds. If the fair value to the Company  of such series of Bonds so delivered, as described in the certificate to be delivered  pursuant to this Section 1506(a), both (l) is equal to or exceeds (A) $25,000 and (B) 1% of the principal amount of the Securities Outstanding at the date of  delivery of such series of Bonds and (2) together with the fair value to the Company, as described in the certificates to be delivered pursuant to this Section 1506(a), of all other Bonds delivered  to the Trustee since the commencement of the then current calendar year, is equal to or exceeds 10% of the principal amount of the Securities Outstanding at the date of delivery of such series of Bonds, then the certificate required by this Section 1506(a) shall (1) be delivered by an Expert who shall be independent of the Company and (2) in addition to the certifications described above, state the fair value to the Company of all Bonds delivered to the Trustee pursuant to Section 1506 hereof since the commencement of the then current year as to which a certificate was not delivered by an Expert independent of the Company.

(b)  If a series of Bonds are delivered or surrendered to the Company pursuant to Section 1505 hereof, the Company shall simultaneously therewith deliver to the Trustee a certificate of an Expert (1) stating that it is familiar with the provisions of such series of Bonds and of this Indenture, (2) stating the principal amount of such series of Bonds so delivered, the stated  interest rate (or method of calculation of interest) of such series of Bonds (if any) and the Stated Maturity of such series of Bonds, (3) if applicable, identifying the Securities, the payment of the interest on and principal of which has been discharged hereunder, and (4) stating that such delivery and release will not impair the lien of this Indenture in contravention of the provisions of this Indenture. If, prior to the Discharge Date, the fair value of the Bonds so delivered and released, as described in the certificate to be delivered  pursuant to this Section 1506(b), both (l) is equal to or exceeds (A) $25,000 and (B) 1% of the principal amount of the Outstanding  Securities at the date of release of such Bonds and (2) together with the fair value, as described in the certificates to be delivered  pursuant to this Section 1506(b), of all other Bonds released from the lien of this Indenture since the commencement of the then current calendar year, is equal to or exceeds 10% of the  principal amount of the Securities Outstanding at the date of release of such

Bonds, then the certificate required by this Section 1506(b) shall be delivered by an Expert who shall be independent of the Company.

If, in connection  with a delivery or release of outstanding series of Bonds, the Company provides to the Trustee an Opinion of Counsel stating that the certificate described by this Section 1506 is not required by law, such certificate shall not be required to be delivered thereunder in connection with such delivery or release.

Section 1507.  Acceptance of Additional Bonds.  Upon the issuance of a series of Securities hereunder (other than the 6.15% Notes and the 7.25% Notes) at any time prior to the Discharge Date, the Company shall deliver to the Trustee in trust for the benefit of the Holders of such Securities, and the Trustee shall accept therefor, a Related Series of Bonds registered in the name of the Trustee conforming to the requirements of Section 1508 hereof.  A supplemental indenture which, in connection with the issuance of such an additional series of Securities, provides for the delivery to the Trustee of a Related Series of Bonds and related matters shall be deemed not to adversely affect interests of the Holders of any other series of Securities in any material respect.

Section 1508.  Terms Of the Bonds.  Each series of Bonds delivered to the Trustee  pursuant to Section 1501 or Section 1507 hereof shall have the same Stated Maturity as, and shall be in the same aggregate principal amount as, and have redemption provisions corresponding to, the Related Series of Securities being issued; it being expressly understood that such series of Bonds may, but need not, bear interest, any such interest to be payable on the same Interest Payment Dates as the Related Series of Securities being issued.

Notwithstanding anything in this Indenture to the contrary, from and after the Discharge Date,  the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds of all series shall be deemed satisfied and discharged as provided in the supplemental indenture or indentures to the Mortgage creating any series of Bonds and such series of Bonds shall cease to secure in any manner Securities theretofore or subsequently issued. From and after the Discharge Date, any conditions to the issuance of Securities that refer or relate to the Bonds or the Mortgage shall be inapplicable.

Prior to the Discharge Date, the Company shall not issue any additional Bonds under the Mortgage other than as collateral security for the Securities, except to the extent as permitted under Section 608 hereof. The Company shall notify the Trustee in an Officer’s Certificate promptly of the occurrence of the Discharge Date and the Trustee shall be entitled to conclusively rely on such Officer’s Certificate. Notice of the occurrence of the Discharge Date shall be given by the Trustee to the Holders of the Securities in the manner provided in Section 106 hereof not later than 30 days after the Discharge Date.

Section 1509.  Opinions of Counsel.  The Company will cause this Indenture, any indentures supplemental to this Indenture, and any financing or continuation statements to be promptly recorded and filed and rerecorded and refiled in such a manner and in such places, as may be required by law in order fully to preserve, protect and perfect the security interests of the holders of the Securities and all rights of the Trustee, and shall deliver to the Trustee:

(a)  promptly after the execution and delivery of any supplemental indenture to this Indenture but prior to the Discharge Date, an Opinion of Counsel either stating that, in the opinion of such counsel, this Indenture or such supplemental indentures and any financing or continuation statements have been properly recorded and filed so as to make effective and to perfect the security interest of the Trustee intended to be created by this Indenture for the benefit of the Holders from time to time of the Securities in the Related Series of Bonds, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect or make such security interest effective; and

(b)  on or before April 24, of each year, commencing April 24, 2010, and prior to the Discharge Date, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this Section 1509(b) or the first Opinion of Counsel furnished pursuant to Section 1509(a) hereof, with respect to the recording, filing, rerecording, or refiling of this Indenture, each supplemental indenture and any financing or continuation statements, as is necessary to maintain and perfect the security interest of the Trustee intended to be created by this Indenture for the benefit of the holders from time to time of the Securities in the Related Series of Bonds, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain and perfect such security interest.

Section 1510.  Further Assurances.  The Company, at its own expense, shall do such further lawful acts and things, and execute and deliver such additional conveyances, assignments, assurances, agreements, financing statements and instruments, as may be necessary in order to better assign, assure and confirm to the Trustee its interest in the Bonds and for maintaining, protecting and preserving such interest.

2.	A new Section 116 (Approval By Trustee) is hereby added immediately following the existing Section 115 of the Indenture to read as follows:

“Section 116.  Approval By Trustee.  Wherever the Trustee is required to approve an Expert or counsel who is to furnish evidence of compliance with conditions precedent in this Indenture, such approval by the Trustee shall be deemed to have been given upon the taking of any action by the Trustee pursuant to and in accordance with the certificate or opinion so furnished by such Expert or counsel.”

3.           Section 301 (Amount Unlimited: Issuable in Series) of the Indenture is hereby amended by theaddition of the following paragraph after the existing paragraph (w), and changing the existingparagraphs (x) and (y) to paragraphs (y) and (z), respectively:

“(x)  if prior to the Discharge Date, the designation of the series of Bonds being delivered to the Trustee in connection with the Related Series of Securities and whether such Bonds are designated as Bonds of a “Specified Series”;”

4.
Section 303 (Execution, Authentication, Delivery and Dating) of the Indenture is hereby amended by the deletion of the word “and” immediately following paragraph (d)(ii) and the addition of the following paragraphs immediately following the phrase “and by an implied covenant of good faith, fair dealing and reasonableness;” in paragraph (d)(iii):

“(iv) if prior to the Discharge Date, the series of Bonds being delivered to the Trustee in connection with the issuance of the Related Series of Securities have been duly authorized, executed and delivered by the Company, and that the Bonds of such series are valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by this Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness; and that such series of Bond are entitled to the benefit of the Mortgage, equally and ratably, with all first mortgage bonds outstanding thereunder, except as to sinking fund provisions, if any; and

(v)  if prior to the Discharge Date, that the Mortgage (except the supplemental indenture establishing the Related Series of Bonds being delivered to the Trustee in connection with the issuance of the Related Series of Securities) and all financing statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the Mortgage and the security interests covered by such financing statement, and the Mortgage constitutes a valid and perfected lien upon the property purported to be covered thereby, subject only to permitted encumbrances (as defined in the Mortgage) and to liens upon the property, if any, specifically identified in such supplemental indenture prior to its recordation;

5.
Section 303 (Execution, Authentication, Delivery and Dating) of the Indenture is hereby further amended by replacing the clause “and that in lieu of the opinions described in clauses (ii) and (iii) above Counsel may opine that:” in paragraph (d) thereof with “and that in lieu of the opinions described in clauses (ii), (iii) and (iv) above Counsel may opine that:” and adding the following paragraphs immediately following clause (y) of paragraph (d) thereof:

     "(z)         if prior to the Discharge Date, the series of Bonds to be delivered to the Trustee in connection with the issuance of the Related Series of Securities have been duly authorized and when (i) the terms of such Securities shall have been established and such Securities have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner specified in clauses (x) and (y) above and (ii) the terms of the Bonds of such Related Series of Bonds corresponding to such Securities have been established pursuant to a written order of the Company under the Mortgage in accordance with Section 1508 and such Bonds have been duly executed by the Company and authenticated and delivered by the Mortgage Trustee in accordance with the Mortgage and such written order of the Company and issued and delivered by the Company in accordance with Section 1507 and the other provisions of this Indenture and in the manner and subject to any other qualifications in such Opinion of Counsel, such Bonds will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by this Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, fair dealing and reasonableness; and such Bonds will be entitled to the benefit of the Mortgage, equally and ratably, with all first mortgage bonds outstanding thereunder, except as to sinking fund provisions, if any; and

(e)           If prior to the Discharge Date, (i) the certificate of an Expert meeting the requirements of Section 1506(a) hereof and (ii) the Related Series of Bonds meeting the requirements of Section 1508.”

6.	Section 601 (Payment of Principal, Premium and Interest) of the Indenture is hereby amended by the addition of the following paragraph immediately after the existing paragraph in this section:

“The Trustee shall receive the Bonds from the Company as provided in this Indenture and shall hold the Bonds of an applicable series, and any and all sums payable thereon or with respect thereto or realized therefrom, in trust for the benefit of the holders of the Related Series of

Securities, as herein provided.  All payments made by or on behalf of the Company to the Trustee on a series of Bonds shall be deemed to be a payment by the Company pursuant to this Section 601 and shall be applied by the Trustee to pay, when due, principal of, premium, if any, and/or interest on the Related Series of Securities and, to the extent so applied, shall satisfy the Company’s obligations on such Securities.”

7.	Section 701 (Satisfaction and Discharge of Securities) of the Indenture is hereby amended by the addition of the following paragraph immediately after the last paragraph of this section:

“If the Securities are deemed paid and discharged pursuant to this Section 701, the obligation of the Company to make payment with respect to the principal of, premium, if any, and interest on the Related Series of Bonds shall be satisfied and discharged and such Bonds shall cease to secure the Securities in any manner.”

8.	Section 702 (Satisfaction and Discharge of Indenture) of the Indenture is hereby amended by restating the last paragraph thereof in its entirety as follows:

“Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 907, any and all money, securities and other property, including the Bonds, then held by the Trustee for the benefit of the Holders of the Securities other than money and Eligible Obligations held by the Trustee pursuant to Section 703”

9.	Section 801 (Events of Default) of the Indenture is hereby amended by the addition of the following paragraph after the existing paragraph (e), and changing the existing paragraph (f) to (g):

“(f)  prior to the Discharge Date, a default (as defined in Section 9.01 of the Mortgage) has occurred and is continuing; provided, however, that anything in this Indenture to the contrary notwithstanding, the waiver or cure of such default under the Mortgage and the rescission and annulment of the consequences thereof under the Mortgage shall constitute a waiver of the corresponding Event of Default hereunder and a recission and annulment of the consequences thereof hereunder; or”

10.	Section 802 (Acceleration of Maturity; Recission and Annulment) of the Indenture is hereby amended by:

(a) the addition of the following paragraph immediately after the first paragraph of this section:

“Anything in this Indenture or in the Securities contained to the contrary notwithstanding and, upon any Securities being declared to be due and payable, the Trustee shall immediately file with the Mortgage Trustee a written demand for redemption of all Related Series of Bonds to the extent provided in the applicable provisions of the supplemental indentures to the Mortgage.”

(b)  amending and restating the first part of the existing second paragraph of this Section 802until the phrase “(a) the Company shall have paid” to read as follows:

“At any time after such a declaration of acceleration with respect to Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article provided, and prior to the acceleration of all of the Related Series of Bonds issued and outstanding under the Mortgage, the

Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if”

11.	Section 803 (Collection of Indebtedness and Suits for Enforcement by Trustee) of the Indenture is hereby amended by restating the second paragraph thereof in its entirety as follows:

“If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities or, prior to the Discharge Date, the Related Series of Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities or Bonds, wherever situated.”

12.	A new Section 816 (Defaults under the Mortgage) is hereby added immediately following the existing Section 815 of the Indenture to read as follows:

“Section 816.  Defaults under the Mortgage.  In addition to every other right and remedy provided herein, the Trustee may exercise, for the benefit of the Holders of Securities of any series, any right or remedy available to the Trustee in its capacity as owner and holder of the Related Series of Bonds which arises as a result of a default (as defined in Section 9.01 of the Mortgage).”

13.
Section 903 (Rights of Trustee) is hereby amended by the deletion of the word “and” immediately following the existing paragraph (i), the addition of the word “and” immediately after the existing paragraph (j) and the addition of the following paragraph immediately after the existing paragraph (j):

“(k) The Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it hereunder and shall not be responsible for filing, re-filing, recording or re-recording any financing statement, continuation statement, notice to third parties or any other document in any public office at any time or times.”

14.	Section 1101 (Company May Consolidate, etc. Only on Certain Terms) of the Indenture is amended by the addition of the following paragraph immediately after paragraph (a):

“and, if such consolidation, merger, sale, transfer or other disposition occurs prior to the Discharge Date, such Person shall expressly assume, by a supplemental indenture to the Mortgage, executed and delivered to the Mortgage Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Bonds and the performance of every covenant of the Mortgage on the part of the Company;”

15.
Upon execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control.  All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture.  The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects.

16.
THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) EXCEPT TO THE EXTENT THAT THE TRUST INDENTURE ACT SHALL BE APPLICABLE.

17.	All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

18.
The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.   One signed copy of the Supplemental Indenture is enough to prove this Supplemental Indenture.

19.
In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

20.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THE TOLEDO EDISON COMPANY
By:	/s/ Randy Scilla__________
Name: Randy Scilla
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Lisa J. Jennings__________
Name: Lisa J. Jennings
Title: Vice President

Signature Page to Supplemental Indenture – Senior Secured Notes

EXHIBIT A

(Supplemental Mortgage)

A-1